QuickLinks -- Click here to rapidly navigate through this document

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2003

Evolving Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-24081	84-1010843
(Commission File Number)	(I.R.S. Employer Identification No.)
9777 Mt. Pyramid Court, Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (303) 802-1000

Not applicable
(Former name or former address, if changed since last report.)

Item 9.    Regulation FD Disclosure.

        Pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, on August 18, 2003, George A. Hallenbeck, Chairman of the Board, Chief Executive Officer & President of Evolving Systems, Inc. (the "Company") entered into an agreement to sell up to 353,500 common shares of the Company owned by Mr. Hallenbeck (the "Plan"). Under the Plan, Mr. Hallenbeck will sell up to 7,000 shares per week over a period commencing September 8, 2003 and ending September 7, 2004. It is anticipated that some of the shares to be sold will result from Mr. Hallenbeck's exercise and sale of certain stock options which are scheduled to expire during the term of the Plan.

        In accordance with the general instruction B.2 of Form 8-K, the information in this report is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purpose of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Evolving Systems, Inc.
Dated: August 20, 2003	By:	/s/ George A. Hallenbeck George A. Hallenbeck Chief Executive Officer

QuickLinks

  Item 9. Regulation FD Disclosure.
SIGNATURES